As filed with the Securities and Exchange Commission on February 16, 2018

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURTIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Managed Portfolio Series
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)

See List Below
(I.R.S. Employer Identification Number)

c/o U.S. Bancorp Fund Services, LLC
615 East Michigan Street
Milwaukee, WI 53202
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Reinhart Intermediate Bond NextShares	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-172080

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 344 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333- 172080; 811- 22525), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-18-000971) on February 16, 2018, which is incorporated herein by reference.

The Trust currently consists of 37 separate series.  The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Reinhart Intermediate Bond NextShares	82-3227015

Item 2.	Exhibits

A.
Registrant’s Certificate of Trust dated January 27, 2011 is incorporated herein by reference to Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333- 172080; 811- 22525), as filed with the SEC via EDGAR on February 4, 2011 (Accession Number: 0000894189-11-000434).

B.
Registrant’s Amended and Restated Agreement and Declaration of Trust dated November 16, 2016 is incorporated herein by reference to Exhibit (a)(2) to Post-Effective Amendment No. 314 to the Trust’s Registration Statement on Form N-1A (File Nos. 333- 172080; 811- 22525), as filed with the SEC via EDGAR on October 24, 2017 (Accession Number: 0000894189-17-005617).

C.
Registrant’s Amended and Restated By-Laws dated May 4, 2011 is incorporated herein by reference to Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333- 172080; 811- 22525), as filed with the SEC via EDGAR on May 5, 2011  (Accession Number: 0000894189-11-002007).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Managed Portfolio Series

February 16, 2018

/s/ Thomas A. Bausch
Thomas A. Bausch, Esq. Secretary